                                              E'TOWN CORPORATION AND SUBSIDIARIES                  Exhibit 11
                                    STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                                           (In Thousands Except Per Share Amounts)


                                                                         Three Months Ended   Twelve Months Ended
                                                                              March 31,             March 31,
                                                                          1997       1996       1997         1996

PRIMARY
 EARNINGS
  Income Before Preferred Stock
   Dividends of Subsidiary                                              $  3,673  $  3,379   $  16,180   $   16,270
  Deduct: Preferred Stock Dividends                                         (203)     (203)       (813)        (813)
                                                                        --------- ---------  ----------  -----------

  Net Income Available for Common Stock                                 $  3,470  $  3,176   $  15,367   $   15,457
                                                                        ========= =========  ==========  ===========

 SHARES
  Weighted Average Number of Common Shares Outstanding                     7,818     7,568       7,730        7,324
  Assuming Exercise of Options Reduced by the Number of
  Shares Which Could Have Been Purchased With the Proceeds
  From Exercise of Such Options                                               11         6           7            3
  Weighted Average Number of Common Shares
                                                                        --------- ---------  ----------  -----------

  Outstanding As Adjusted                                                  7,829     7,574       7,737        7,327
                                                                        --------- ---------  ----------  -----------
Primary Earnings Per Share of Common Stock                              $   0.44  $   0.42   $     1.99  $      2.11
                                                                        ========= =========  ==========  ===========

ASSUMING FULL DILUTION
 EARNINGS
  Income Before Preferred Stock Dividends of Subsidiary                 $  3,673  $  3,379   $  16,180   $   16,270
  Deduct: Preferred Stock Dividends                                         (203)     (203)       (813)        (813)
  Add: After Tax Interest Expense Applicable to 6 3/4%
   Convertible Subordinated Debentures                                       124       128         509          522
                                                                        --------- ---------  ----------  ----------

   Adjusted Net Income                                                  $  3,594  $  3,304   $  15,876   $   15,979
                                                                        ========= =========  ==========  ===========

 SHARES
  Weighted Average Number of Common Shares Outstanding                     7,818     7,568       7,730        7,324
  Assuming Exercise of Options Reduced by the Number of
  Shares Which Could Have Been Purchased With the Proceeds                    11         6           7            3
  From Exercise of Such Options Assuming Conversion of 6 3/4%
  Convertible Subordinated Debentures (a)                                    287       294         290          297
  Weighted Average Number of Common Shares Outstanding

                                                                        --------- ---------  ----------   ----------
      as Adjusted                                                          8,116     7,868       8,027        7,624
                                                                        --------- ---------  ----------  -----------
Fully Diluted Earnings Per Share of Common Stock                        $   0.44  $   0.42   $     .98   $     2.10
                                                                        ========= =========  ==========  ===========

(a) Convertible at $40 per share.